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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)JUNE 29,2000

                         Commission File Number 0-23252

                            IGEN INTERNATIONAL, INC.
                           (Exact name of registrant)

      DELAWARE                                               94-2852543
(State of organization)                                   (I.R.S. Employer
                                                         Identification No.)

               16020 INDUSTRIAL DRIVE, GAITHERSBURG MARYLAND 20877
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              (Address of principal executive offices and zip code)

                                 (301) 869-9800
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                         (Registrant's telephone Number)

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ITEM 5.  OTHER EVENTS

On June 29, 2000, the Board of Diretors of IGEN International, Inc. (the "Company") appointed two new members: Richard W. Cass, Esq., and Anthony Rees, D.Phil. These two members replace Edward B. Lurier and William J. O'Neill. Mr. Cass was appointed to a term that expires in 2002 and Dr. Rees was appointed to a term that expires in 2000.

Since 1979, Mr. Cass, (age 54) has been a partner with the law firm of Wilmer, Cutler & Pickering, which serves as outside counsel to the company. He is a member of his firm's Management Committee and co-chairman of its Corporate Practice Group. He specializes in corporate and securities law and represents companies and entrepreneurs in acquisitions, dispositions, joint ventures, and public securities offerings. Mr. Cass received his bachelor's degree from Princeton University and his law degree from Yale University.

Dr. Rees, 56, is Director of Science at Synt:em, a French biotechnology company, and Professorial Research Fellow at the University of Bath, Great Britain. He is Executive Editor of the journal PROTEIN ENGINEERING, has numerous patents, and has published more than 110 peer-reviewed scientific papers and two books. While on sabbatical from Oxford University from 1989 to 1990, Dr. Rees was Vice President of Research at IGEN. He also co-founded the British software company Oxford Molecular PLC. Among his past positions, he has been Head of the Biochemistry Department at the University of Bath. He received his doctoral degree from Oxford University.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    IGEN INTERNATIONAL, INC.



                                    By:      /s/ Samuel J. Wohlstadter
                                         ------------------------------------
                                                 Samuel J. Wohlstadter
                                          Chairman and Chief Executive Officer


                                    Dated:  June 29, 2000